Exhibit 99(a)

          Culp Announces Second Quarter Fiscal 2005 Results

    HIGH POINT, N.C.--(BUSINESS WIRE)--Nov. 23, 2004--Culp, Inc.
(NYSE:CFI) today reported financial and operating results for the fiscal 2005 second quarter and six months ended October 31, 2004.
Highlights for the second quarter include:

    -- Strategic plan announced in October expected to realize over $14 million in annual savings

    -- Restructuring actions underway to consolidate domestic capacity

    -- Continued expansion of offshore manufacturing and sourcing capabilities, with sales of these upholstery fabrics up 143 percent over the same period last year

    --  Long-term debt-to-capital ratio of 34.1 percent compared with
        43.7 percent a year ago

    Overview

    For the three months ended October 31, 2004, net sales were $75.4 million compared with $82.7 million a year ago. The company reported a net loss of $4.2 million, or $0.36 per diluted share, for the second quarter of fiscal 2005 compared with net income of $3.1 million, or $0.27 per diluted share, for the second quarter of fiscal 2004. The financial results for the second quarter of fiscal 2005 include $7.5 million, or $0.41 per diluted share, in restructuring and related charges and goodwill impairment. Excluding these charges, net income for the second fiscal quarter was $505,000, or $0.04 per diluted share. (A reconciliation of the net income (loss) and net income
(loss) per share calculations has been set forth on Page 5.)
    For the six months ended October 31, 2004, the company reported net sales of $143.3 million compared with $156.4 million for the same period a year ago. The first six months of fiscal 2005 included 26 weeks versus 27 weeks for the same period of fiscal 2004. Net loss for the first six months of fiscal 2005 was $5.2 million, or $0.45 per diluted share, compared with net income of $2.7 million, or $0.23 per diluted share, for the same period last year. Excluding restructuring and related charges and goodwill impairment, net loss for the first six months of fiscal 2005 was $589,000, or $0.05 per diluted share.
    Robert G. Culp, III, chairman of the board and chief executive officer of Culp, Inc., said, "As we previously announced, our results for the second fiscal quarter reflect lower demand for our domestically produced upholstery fabrics, a difficult pricing environment for mattress fabrics and raw material price increases. Given the ongoing challenges in our industry, we recognize the need to move the company forward and take more aggressive steps to effectively position Culp in today's global marketplace. We believe our recently announced strategy for reconfiguring Culp's manufacturing operations will ultimately make us a more efficient producer and marketer of upholstery and mattress fabrics."

    Mattress Fabrics Segment

    Mattress fabric (known as mattress ticking) sales were $26.9 million compared with $26.8 million for the second quarter of fiscal 2004. Operating income for this segment was $2.7 million, or 10.0 percent of sales, compared with $4.2 million, or 15.9 percent of sales, for the prior-year period. Operating margins in this segment were affected by industry-wide pricing pressures, as well as higher raw material costs and inventory mark-downs related to certain customer start-up programs.
    "We are realizing meaningful gains with key customers and believe we have a significant advantage with our globally competitive cost structure in mattress ticking," noted Culp. "However, we have faced some recent challenges in achieving our target operating margins. Therefore, as previously announced, we have identified significant cost reduction opportunities with respect to our mattress ticking operations. We are consolidating these operations into two plants (Quebec, Canada and Stokesdale, North Carolina), which will involve relocating ticking manufacturing equipment from an upholstery fabric facility and purchasing faster and more efficient looms to replace certain older equipment. These activities are already underway as planned with minimal disruption to our current production schedule, and we anticipate they will be completed by August 2005. We are confident that this capital project and the expected $4.5 million in savings will further enhance our competitive position and allow us to better serve our customers."

    Upholstery Fabrics Segment

    Sales for this segment were $48.5 million, a 13.3 percent decline compared with $55.9 million in the second quarter of fiscal 2004. Operating income was $216,000, or 0.4 percent of sales, compared with $3.5 million, or 6.2 percent of sales for the same period a year ago. Sales of upholstery fabrics reflect continued soft demand industrywide for U.S. produced fabrics and the absence of a seasonal recovery that typically occurs in the fall. Additionally, the current consumer preference for leather furniture is affecting the overall demand for upholstery fabrics.
    Culp said, "We believe our previously announced plans to consolidate our U.S. manufacturing facilities will allow us to reduce costs and improve our profitability in the upholstery fabrics segment. Additionally, we believe this reconfiguration will more efficiently utilize our domestic operations, especially for our promotional, commercial fabric and make-to-order businesses. As planned, the implementation of this consolidation is already in progress and we are pleased with the transition we have experienced so far in our plants. At the same time, we are aggressively pursuing our strategy to source upholstery fabrics that we do not manufacture in the U.S. Sales of upholstery fabrics produced outside of our U.S. manufacturing plants, which include the popular micro-denier suedes as well as fabrics produced at our China facility, accounted for 14.4 percent of Culp's overall upholstery fabric sales during the quarter, compared with 5.1 percent for the same period a year ago. We believe that blending efficient domestic manufacturing with a well executed offshore manufacturing and sourcing strategy allows us to meet the changing demands of our customers.

    Balance Sheet

    "Maintaining a strong balance sheet and carefully managing our working capital continue to be top priorities for Culp during this period of transition," Culp added. "At the end of the second fiscal quarter, our balance sheet reflects $16.5 million in cash and cash equivalents. Long-term debt stands at $51.2 million and our long-term debt-to-capital ratio is 34.1 percent compared with 43.7 percent a year ago. Our solid financial position provides us with the flexibility to pursue our strategic initiatives."

    Outlook

    Commenting on the business outlook, Culp remarked, "The third quarter is typically a slower period for our overall business as a result of traditional holiday plant shutdowns. For the current quarter, we expect mattress ticking sales will approximate the third quarter sales last year and expect the operating income margin in this segment to approximate the margin of 10.0 percent reported for the second quarter of this year. With respect to the upholstery fabrics segment, the outlook remains uncertain for a recovery in demand for domestically produced upholstery fabrics. For the third quarter, upholstery fabrics segment sales are expected to decrease slightly more than the second quarter decline of 13.3 percent. We expect this sales decline and the related underutilization of U.S. capacity, combined with the raw material price increases we are experiencing, will result in an operating loss for this segment. Given these trends and the current industry dynamics, we expect to report a net loss in the range of $0.06 to $0.10 per share diluted, excluding previously announced restructuring and related charges, with the actual results depending primarily on the level of demand throughout the quarter."
    The company estimates that restructuring and related charges of approximately $7.0 million ($4.4 million, net of taxes, or $0.38 per diluted share) will be incurred during the third fiscal quarter. Including the restructuring and related charges, the company expects to report a net loss for the third fiscal quarter of $0.44 to $0.48 per diluted share. (A reconciliation of the projected net loss per share calculation has been set forth on page 5.)
    Culp added, "We are developing the growth opportunities that are available in the market as a result of our offshore manufacturing and sourcing capabilities. Over the next year we will also focus on our initiatives to reduce our costs, increase our asset utilization in the company's U.S. upholstery fabric operations and improve our profitability. We are excited about the opportunities ahead for Culp and believe the restructuring plans, once completed, will complement our offshore capabilities and provide us with the right platform to compete more effectively in today's global economy. Our core strengths, including design creativity, exceptional customer service and financial soundness, provide us with confidence that we will reach our objectives."

    About the Company

    Culp, Inc. is one of the world's largest marketers of mattress fabrics for bedding and upholstery fabrics for furniture. The company's fabrics are used principally in the production of bedding products and residential and commercial upholstered furniture.

    This release contains statements that may be deemed "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 27A of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties. Further, forward-looking statements are intended to speak only as of the date on which they are made. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives, and include but are not limited to statements about the company's future operations, production levels, sales, SG&A or other expenses, margins, gross profit, operating income, earnings or other performance measures. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the company adversely. In addition, strengthening of the U.S. dollar against other currencies could make the company's products less competitive on the basis of price in markets outside the United States. Also, economic and political instability in international areas could affect the company's operations or sources of goods in those areas, as well as demand for the company's products in international markets. Finally, unanticipated delays or costs in executing restructuring actions could cause the cumulative effect of restructuring actions to fail to meet the objectives set forth by management. Other factors that could affect the matters discussed in forward-looking statements are included in the company's periodic reports filed with the Securities and Exchange Commission.


                              CULP, INC.
                    Condensed Financial Highlights
                              (Unaudited)

                    Three Months Ended          Six Months Ended
                 ------------------------  --------------------------
                 October 31,  November 2,   October 31,   November 2,
                    2004         2003          2004          2003
                 -----------  -----------  ------------  ------------
Net sales        $75,406,000  $82,731,000  $143,255,000  $156,407,000

Net income
  (loss)         $(4,193,000) $ 3,146,000  $ (5,245,000) $  2,735,000
Net income
  (loss) per
  share:
    Basic        $     (0.36) $      0.27  $      (0.45) $       0.24
    Diluted      $     (0.36) $      0.27  $      (0.45) $       0.23
Net income
  per share,
  diluted,
  excluding
  restructuring
  and related
  charges and
  goodwill
  impairment(a)  $      0.04  $      0.27  $      (0.05) $       0.23
Average shares
  outstanding:
    Basic         11,549,000   11,524,000    11,548,000    11,519,000
    Diluted       11,549,000   11,774,000    11,548,000    11,718,000

(a) Excludes restructuring and related charges and goodwill impairment of $7.5 million ($4.7 million or $0.41 per diluted share, after taxes) for the second quarter of fiscal 2005. Excludes restructuring and related charges and goodwill impairment of $7.5 million ($4.7 million or $0.40 per diluted share, after taxes) for the first six months of fiscal 2005.


          Reconciliation of Net Income (Loss) as Reported to
                     Pro Forma Net Income (Loss)
                              (Unaudited)

                    Three Months Ended          Six Months Ended
                 ------------------------  --------------------------
                 October 31,  November 2,   October 31,   November 2,
                    2004         2003          2004          2003
                 -----------  -----------  ------------  ------------
Net income
  (loss), as
  reported       $(4,193,000) $ 3,146,000  $ (5,245,000) $  2,735,000
Restructuring
  and related
  charges and
  goodwill
  impairment,
  net of income
  taxes            4,698,000           0      4,656,000            0
                 -----------  -----------  ------------  ------------
Pro forma net
  income (loss)  $   505,000  $ 3,146,000  $   (589,000) $  2,735,000
                 ===========  ===========  ============  ============


     Reconciliation of Net Income (Loss) Per Share as Reported to
                 Pro Forma Net Income (Loss) Per Share
                              (Unaudited)

                    Three Months Ended          Six Months Ended
                 ------------------------  --------------------------
                 October 31,  November 2,   October 31,   November 2,
                    2004         2003          2004          2003
                 -----------  -----------  ------------  ------------
Net income (loss)
  per share,
  as reported    $     (0.36) $      0.27  $      (0.45) $       0.24
Restructuring
  and related
  charges and
  goodwill
  impairment,
  net of income
  taxes                 0.41         0.00          0.40          0.00
Effect of
  rounding             (0.01)        0.00          0.00          0.00
                 -----------  -----------  ------------  ------------
Pro forma net
  income (loss)
  per share      $      0.04  $      0.27  $      (0.05) $       0.24
                 ===========  ===========  ============  ============


                               Culp Inc.
        Reconciliation of Projected Range of Net Loss Per Share
          to Projected Range of Pro Forma Net Loss Per Share
                              (Unaudited)

                                                        Three Months
                                                           Ending
                                                         January 30,
                                                            2005
                                                       --------------
Projected range of net loss per diluted share          $(0.44)-$(0.48)
Projected restructuring and related charges,
  net of income taxes                                            0.38
                                                       --------------
Projected range of pro forma net loss per
  diluted share                                        $(0.06)-$(0.10)
                                                       ==============


    CONTACT: Culp, Inc., High Point
             Investor Contact:
             Kathy J. Hardy, 336-888-6209
             or
             Media Contact:
             Kenneth M. Ludwig, 336-889-5161